UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2026

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue

Norwalk, Connecticut 06854

(Address of principal executive office) (Zip Code)

203-401-8200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Tsang Amendment No. 1 to Employment Agreement

On April 2, 2026, Bitmine Immersion Technologies, Inc. (the “Company”) entered into Amendment No. 1 to that certain Employment Agreement, dated as of November 20, 2025 (the “Tsang Employment Agreement”), with Chi Tsang, the Company’s Chief Executive Officer (the “Tsang Amendment”), to modify certain long-term incentive compensation and related provisions.

The Tsang Amendment amends Section 4(b) of the Tsang Employment Agreement to provide that, during the term of his employment, Mr. Tsang will be eligible to receive an annual long-term incentive award with a target grant date value of $500,000 for each fiscal year. Such awards will be delivered 60% in the form of restricted stock units (“RSUs”) and 40% in the form of stock options (“Options,” and collectively with the RSUs, the “Tsang Awards”), in each case subject to the terms and conditions of the Company’s 2025 Omnibus Incentive Plan, as amended from time to time (the “Omnibus Plan”), and any applicable award agreement.

The number of RSUs and Options comprising each annual award will be determined by the Board of Directors of the Company (the “Board”) based on dividing the applicable award amount by the volume-weighted average trading price of the Company’s common stock over the ten consecutive trading days ending on the trading day immediately preceding the applicable grant date, and, with respect to Options awards, multiplied by a factor of three. The exercise price per share of each Option will be not less than the fair market value of a share of the Company’s common stock on the date of grant.

The Tsang Awards will vest in four equal quarterly installments of 25% over a one year period following the grant date, subject to Mr. Tsang’s continued employment through each applicable vesting date. If Mr. Tsang’s employment terminates before a vesting date, unvested Tsang Awards will be immediately forfeited unless otherwise provided in Section 8 of the Tsang Employment Agreement or in an applicable award agreement.

Young Amendment No. 1 to Employment Agreement

On April 2, 2026, the Company entered into Amendment No. 1 to that certain Employment Agreement, dated as of January 7, 2026 (the “Kim Employment Agreement”), with Young Kim, the Company’s Chief Financial Officer and Chief Operating Officer (the “Kim Amendment” and, together with the Tsang Amendment, the “Amendments”), to modify certain long-term incentive compensation and related provisions.

The Kim Amendment amends Section 4(b) of the Kim Employment Agreement to provide that, during the term of his employment, Mr. Kim will be granted an annual long-term incentive award in the form of stock options with a target value of $1,750,000 for each fiscal year (the “Kim Awards”). The long-term incentive award for fiscal year 2026 will be prorated based on the portion of fiscal year 2026 during which Mr. Kim is employed by the Company. The Kim Awards are subject to the terms and conditions of the Omnibus Plan and any applicable award agreement.

The number of stock options comprising each annual award will be determined by the Board based on dividing the applicable award amount by the volume-weighted average trading price of the Company’s common stock over the ten consecutive trading days ending on the trading day immediately preceding the applicable grant date, and then multiplying by a factor of three. The exercise price per share of each Option will be not less than the fair market value of a share of the Company’s common stock on the date of grant.

The stock options will vest in four equal quarterly installments of 25% over a one-year period following the grant date, subject to Mr. Kim’s continued employment through each applicable vesting date. If Mr. Kim’s employment terminates before a vesting date, unvested stock options will be immediately forfeited unless otherwise provided in Section 8 of the Kim Employment Agreement or in an applicable award agreement.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by the terms and conditions of the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Tsang Amendment No. 1 to Employment Agreement, dated April 2, 2026.
10.2	Kim Amendment No. 1 to Employment Agreement, dated April 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: April 7, 2026	By:	/s/ Chi Tsang
	Name:	Chi Tsang
	Title:	Chief Executive Officer